For further information contact:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100

FOR IMMEDIATE RELEASE

Webcast of PrivateBancorp, Inc.’s
Second Quarter 2007 Earnings Conference Call

Chicago, June 25, 2007 -- PrivateBancorp, Inc. (NASDAQ: PVTB) will webcast live its quarterly earnings conference call with financial analysts on July 23, 2007 at 11:00 a.m. Eastern time (10:00 a.m. Central Time). Access to the call will be available via a link called "Second Quarter 2007 Earnings Call" on the investor relations page of PrivateBancorp, Inc.’s Internet site at www.pvtb.com.

The Company plans to release its second quarter 2007 earnings prior to the opening of trading on July 23, 2007. The earnings release also will be posted on the Company’s website.

The webcast and call will feature a brief discussion of the earnings release, followed by questions from professional investors invited to participate in the interactive portion of the discussion. Parties accessing the webcast will be in a "listen-only" mode.

Following the live webcast, an archived replay of the call will be available on the PrivateBancorp, Inc. website beginning approximately two hours after the call ends. The replay will remain available until the third quarter 2007 earnings release is available.

PrivateBancorp, Inc. was organized in 1989 to provide distinctive, highly personalized premium financial services primarily to privately held businesses, affluent individuals, wealthy families, professionals, entrepreneurs and real estate investors for their personal and professional interests. The Company uses a European tradition of “private banking” as a model to develop lifetime relationships with its clients. Through a team of highly qualified managing directors, The PrivateBank tailors products and services to meet each client’s personal and commercial banking and wealth management needs. The Company, which had assets of $4.3 billion as of March 31, 2007, has 18 offices located in the Atlanta, Chicago, Detroit, Milwaukee, St. Louis, and Kansas City metropolitan areas.

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.’s website at http://www.pvtb.com.